Exhibit 10.4

ACCENTIA BIOPHARMACEUTICALS, INC.

September 30, 2010 (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$556,392
Accounts receivable:
Trade, net of allowance for doubtful accounts of $10,031 at June 30, 2010 and September 30, 2009	1,287,366
Inventories	417,087
Unbilled receivables	151,303
Prepaid expenses and other current assets	243,998

Total current assets	2,656,146

Goodwill	893,000
Intangible assets	1,083,962
Furniture, equipment and leasehold improvements, net	154,434
Deferred finance costs, less current portion	16,077
Other assets	216,791

$5,020,410

LIABILITIES
Liabilities not subject to compromise:
Current liabilities:
Accounts payable	$1,125,877
Accrued expenses	1,791,856
Unearned revenues	263,778
Notes payable, related parties	2,041,005
Customer deposits	134,613
Derivative liability	1,844,200

Total current liabilities	7,201,329

Liabilities subject to compromise	142,886,695
Total liabilities	150,058,024

Commitments and contingencies	—

Series A convertible redeemable preferred stock, $1.00 par value; 8,950 shares authorized; 7,529 shares issued and outstanding at June 30, 2010 and September 30, 2009	7,528,640